Exhibit 99.1
NEWS & INFORMATION

FOR:	EMERSON RADIO CORP.
610 Fifth Ave
New York, NY 10020

CONTACT:	Emerson Radio Corp.	or:	Investor Relations:
	Greenfield Pitts		Robert Maffei
	Chief Financial Officer		Investor Relations Manager
	(212) 897-5441		(973) 428-2098

Brainerd Communicators, Inc.
Brad Edwards or
Denise Roche
(212) 986-6667

Media Relations:
Brainerd Communicators, Inc.
Scott Cianciulli
(212) 986-6667
Friday, August 8, 2008
EMERSON RADIO CORP. RECEIVES NOTICE OF NON-COMPLIANCE
FROM AMERICAN STOCK EXCHANGE
PARSIPPANY, N.J. — August 8, 2008 — Emerson Radio Corp. (AMEX:MSN) today announced it has received notice from the staff of the American Stock Exchange (AMEX) that it is not in compliance with the reporting requirements for continued listing on AMEX set forth in Section 803(B)(2)(c) of the AMEX Company Guide due to Emerson’s failure to have an audit committee comprised of at least two independent directors.
As previously disclosed, on July 29, 2008, Emerson notified AMEX that as a result of Norbert R. Wirsching’s resignation as a director of Emerson, the Audit Committee would consist of one independent director, and not two independent directors as required by Section 803(B)(2)(c) of the AMEX Company Guide. As a result, Emerson has not been in compliance with Section 803(B)(2)(c) of the AMEX Company Guide since July 28, 2008.
In its notice, AMEX advised that Emerson has until October 13, 2008 to regain compliance with the AMEX requirements. AMEX further advised that in setting the deadline for compliance with the AMEX requirements, AMEX determined not to apply, at this time, the continued listing evaluation and follow-up procedures specified in Section 1009 of the AMEX Company Guide. Because Emerson currently is not in compliance with the AMEX continued listing standards, however, the notice constitutes a warning letter pursuant to Section 1009(a)(i) of the AMEX Company Guide and notice of failure to satisfy a continued listing standard.
In its notice, AMEX also advised Emerson that if the Company fails to regain compliance with Section 803(B)(2)(c) of the AMEX Company Guide on or before October 13, 2008 or any subsequent failure to comply with any other continued listing requirements will result in AMEX assessing Emerson’s continued listing eligibility including, as appropriate, the application of the continued listing evaluation and follow-up procedures specified in Section 1009 of the AMEX Company Guide and/or initiation of delisting proceedings.
Emerson intends to promptly take all necessary actions to regain compliance with the AMEX continued listing standards by October 13, 2008. The Company’s Board is currently considering candidates who will qualify to serve on the Audit Committee.
About Emerson Radio Corp.
Emerson Radio Corporation (AMEX:MSN), founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, worldwide, a variety of consumer electronics and home appliances including microwaves and wine coolers, clock radios, full lines of televisions and other video products, and audio and home theater products. For more information, please visit Emerson Radio’s Web site at www.emersonradio.com.
Forward Looking Statements
This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s ability to regain compliance with the AMEX Company Guide. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in the Company’s reports as filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this news release.